UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 850
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock. $0.01 par value	SAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2024, Christopher I. “Biz” Stone and Joseph H. “Joe” Jordan were appointed to the Company’s Board of Directors, effective immediately.

The Board of Directors appointed Mr. Stone as a Class B Director to the Board, filling the vacancy created by the retirement of David A. Burwick, with Mr. Stone’s reelection subject to the approval of the Class B Stockholder at the 2025 Annual Meeting of Stockholders. The Board also voted to fix the number of Directors on the Board at ten (10), an increase from the nine (9) Director Board fixed by the Board in February 2024. The Nominating/Governance Committee then appointed Mr. Jordan as a Class A Director, with his reelection subject to the approval of the Class A Stockholders at the 2025 Annual Meeting of Stockholders.

Also on July 29, 2024, the Board of Directors appointed Mr. Jordan to the Audit Committee and the Compensation Committee and Mr. Stone to the Compensation Committee and the Nominating/Governance Committee. In conjunction with those appointments, Mr. Valette stepped down from his role as a temporary member of the Compensation Committee.

Biz Stone is an entrepreneur known best as co-founder of Twitter, Medium, Jelly, and the investment firm Future Positive. He is a Visiting Fellow at The University of Oxford, an award-winning filmmaker, and author. He has been honored with the International Center for Journalism Innovation Award, INC Magazine named him Entrepreneur of the Decade, TIME listed him as one of the 100 Most Influential People in the World, and GQ named him Nerd of the Year. We expect that Mr. Stone will bring significant entrepreneurial, technical, and innovative expertise and experience to the Board.

Joe Jordan currently serves as President - U.S. and Global Services for Domino’s, a global food services chain based in Ann Arbor, Mich., a position he has held since 2022. In this role, he oversees Domino's U.S. business and key global centers of excellence. He has been with Domino’s since 2011, including as Executive Vice President – International from 2018 to 2022; Senior Vice President and Chief Marketing Officer from 2015 to 2018; and Vice President of Innovation from 2011 to 2014. Prior to joining Domino's, Mr. Jordan worked at PepsiCo North America for six years, where he last served as a Senior Director of Marketing. Prior to PepsiCo, he held marketing roles at Philips Electronics and Unilever, and was a consultant for Accenture in Washington D.C. We expect that Mr. Jordan will bring significant brand management, consumer packaged goods industry, and innovation expertise and experience to the Board.

Mr. Stone’s and Mr. Jordan’s compensation for services as director will be consistent with that of the Company’s other non-employee directors, as described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2023 and the Company’s Proxy Statement filed on March 28, 2024. There are no other arrangements or understandings between Mr. Stone or Mr. Jordan and any other person pursuant to which they were elected as director, and they are not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Both Mr. Stone and Mr. Jordan are independent as determined in accordance with the New York Stock Exchange and Securities and Exchange Commission director independence standards. The Company’s Board now once again meets the majority independence requirement.

Boardspan Inc., a leading provider of board and governance expertise through cloud-based and traditional advisory services, advised the Company on the appointment of Mr. Stone and Mr. Jordan.

The Company issued a press release regarding the appointments of Mr. Stone and Mr. Jordan, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release announcing appointments of Biz Stone and Joe Jordan, dated July 29, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

Date:	July 31, 2024	By:	/s/ Michael Spillane
Name: Michael Spillane Title: President & Chief Executive Officer